Exhibit 32
Section 1350 Certifications

In connection with the Annual Report of Yadkin Valley Financial Corporation (the “Company”) on Form 10-K for the annual period ended December 31, 2011 as filed with the U. S. Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph H. Towell, Chief Executive Officer of the Company, and I, Jan H. Hollar, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/s/Joseph H. Towell	/s/ Jan H. Hollar
Joseph H. Towell	Jan H. Hollar
President and Chief Executive Officer	Executive Vice President & Chief Financial Officer

Date: February 28, 2012	Date: February 28, 2012